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Filed by NTL Incorporated
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20 January 2006 To all ntl associates
January monthly merger update Message from Stephen Burch and Cob Stenham

Content of this month's update

Progress in the past month:

•	Office of Fair Trading (OFT) decision announced
•	Further proposed appointment and changes to the executive team of the merged company
•	Workstreams changed to support the structure of the merged company

Plans for the next month:

•	Proxy Statement to be issued to stockholders
•	Announcing next level of the structure for the merged company (the senior leadership roles immediately below the executive team reporting to the CEO and COO)
•	Building the culture of the merged company

Your questions:

•	Differences between the new CTO/CIO/MD Networks roles
•	Redundancies and restructures

PROGRESS IN THE PAST MONTH

Office of Fair Trading (OFT) decision announced

On 30 December 2005 the OFT announced it would not be referring our proposed merger to the Competition Commission. This is very good news and an important step forward for us. But it's important to remember that there is still some way to go before the deal can be closed. Until then, ntl and Telewest remain two separate companies.

Further proposed appointment and changes to the executive team of the merged company

•	Ernie Cormier will be appointed to the new role of Senior Vice President, Corporate Strategy. He will report to Stephen Burch, the CEO of the new company upon completion of the merger. Ernie joins us from Nextel Communications in the United States. As Vice President for Product Management, Ernie was responsible for business and product strategies, marketing and business development for a wide range of products and services. Ernie also took special responsibility for developing new businesses and strategies, reflecting and exploiting converging industries such as mobile, broadband, and Internet. Prior to working at Nextel, Ernie spent nearly 20 years in software and content businesses, with expertise in developing and executing strategies for new business inception and growth
•	In the November update we identified that Carolyn Walker, MD Human Resources for the merged company would report to Neil Berkett, future COO. Having reviewed the future structures, we can confirm that Carolyn's role will now report to the future CEO, Stephen Burch
•	In the November update we confirmed that David Thatcher would take the role of Managing Director, Marketing in the new company on an interim basis. We can confirm that David will now be leaving. As a result, this role in the new company is still to be filled and we will communicate any appointment when decisions have been made
•	Updated structure charts will be made available on the intranet shortly

Workstreams changed to support the structure of the merged company

Previously we told you about the different `Workstreams' that were set up to plan in detail how we'll bring our two companies together after the deal is closed. We have now changed the way the Workstreams are organised to make sure they fit with the structure of the merged company.

The Workstreams are now as follows:

•	Products
•	Marketing
•	Sales and Service
•	Business
•	Networks
•	IT
•	Logistics
•	Finance
•	HR
•	Central Support
•	CTO Projects

PLANS FOR THE MONTH AHEAD

Proxy Statement to be issued to stockholders

Both companies will issue a Proxy Statement, which will be sent to their respective stockholders. This document contains detailed background information about both companies and sets out the benefits of the proposed merger.

Both companies will also invite stockholders to separate extraordinary general meetings, where they will be asked to vote to approve the merger agreement.

Announcing the next level of structures for the merged company (the senior leadership roles immediately below the executive team reporting to the CEO and COO)

Within the next week, we're planning to communicate the next level of senior leadership structures for the merged company. We'll explain the thinking behind the structure for each area and show the job titles for the new senior leadership roles. However, the people appointed to these roles have not yet been finalised and we will not, therefore, announce the names until the deal closes.

Building the culture for the merged company

Over the next few weeks, we will be carrying out a research exercise to find out what sort of culture our employees would like the merged company to have. An independent market research company will be holding interviews with an equal number of people from ntl and Telewest.

The people being interviewed include the proposed executive team of the merged company and a randomly-selected sample of people from senior leadership teams, the Workstream teams, the NICF and TiME consultation forums and customer-facing teams. They will be asked for their views about what would make the combined business a great company to work for, customer service and brand.

If you are asked to take part in the research, please do take the opportunity to have your say. All comments will be treated as confidential.

YOUR QUESTIONS

Here's a summary of the main questions sent into the feedback account over the past month

What's the difference between the Chief Technology Officer (CTO), Managing Director, Networks and Chief Information Officer (CIO) in the new structure?

In brief, the CTO Howard Watson will set out and own the high level strategy for the merged company's technology platforms. He will also agree the forward plans for the company's products and run product development, since our products are so heavily dependent on technology. He will work closely with other members of the senior team such as CIO Mike Riddle, MD Networks Steve Upton and Managing Director, Consumer Products Philip Snalune.

The Networks MD and CIO will each agree their overall strategies with the CTO and then plan, build, own and operate the company's network and IT, respectively, providing operational services to the rest of the business. They will also own the Networks and IT budgets and build relationships with suppliers working with the company on Networks and IT issues.

Redundancies and restructures

We are still getting a small but steady flow of questions about possible redundancies and restructures. We can only repeat that, over time, there will be changes to structures and fewer jobs in some areas where there is duplication but, at this stage, we don't have specific developed plans to communicate. As and when we develop plans for specific areas, we will consult with those affected fairly and appropriately. We will try to communicate well in advance of any change, so that people have plenty of time to think through their options.

Finally

We will issue the next Merger Update next month. If you have any further questions in the meantime, please send them to questions@telewest.co.uk.

Thank you for your continued support.

Kind regards,

Stephen Burch and Cob Stenham

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NTL Incorporated ("ntl") and Telewest, Inc. ("Telewest"), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Telewest's or ntl's future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Telewest. These include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed transaction, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Additional Information and Where to Find it

This filing may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest or any related transaction. In connection with the proposed merger and related transactions, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS.

The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when it becomes available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of Telewest's filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London, W1W 5QA, United Kingdom, Attention: Investor Relations.

Participants in the Solicitation

ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger and related transactions. Information regarding ntl's directors and executive officers is available in ntl's proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest's directors and executive officers is available in Telewest's proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus.

Disclaimer - The contents of this document are for internal use only and must not be shared with anyone outside of Telewest, this includes publishing the information on the internet. If any employee, unless specifically authorised, is found to be distributing commercially sensitive information into the public domain without the appropriate approvals, appropriate actions up to and including dismissal will be considered. In addition to any confidentiality obligations as part of your employee contract, a full copy of the company's public relations and media policy can be found on Oneline.